SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2010

CEDAR FAIR, L.P.

(Exact name of Registrant as specified in its charter)

DELAWARE	1-9444	34-1560655
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

One Cedar Point Drive, Sandusky, Ohio		44870-5259
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (419) 626-0830

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

On October 5, 2010, Cedar Fair, L.P. issued a news release announcing the declaration of a cash distribution of $0.25 per limited-partner unit. Additionally, the Company announced that it has established the following long-term financial goals upon completion of its strategic planning process with management and its board of directors:

•	Grow revenues by 10% to 14% by 2015 (~2.3% CAGR)

•	Grow Adjusted EBITDA by 10% to 14% by 2015 (~2.3% CAGR)

•	Achieve free cash flows of $120 million to $140 million on an annual basis during 2012 to 2015

•	Reduce its Consolidated Leverage Ratio to 4.0x in 2013; and

•	Provide for a sustainable and growing distribution to unitholders – between $1.25 to $1.75 per limited-partner unit by 2015

The Company also reaffirmed its previous 2010 outlook of revenues between $940 million and $965 million and Adjusted EBITDA, excluding one-time costs, between $320 million and $340 million.

A copy of the news release is furnished as Exhibit 99 to this Current Report on Form 8-K.

This information shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise be subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 99	News release of Cedar Fair, L.P. dated October 5, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEDAR FAIR, L.P.
By Cedar Fair Management, Inc., General Partner

By:	/s/ Peter J. Crage
Peter J. Crage Corporate Vice President - Finance and Chief Financial Officer

Date: October 5, 2010

INDEX TO EXHIBITS

Exhibit Number	Description

99	News release of Cedar Fair, L.P. dated October 5, 2010